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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 14, 2005

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact Name of Registrant as Specified in its Charter)



          Nevada                     000-32741              84-1394211
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(State or Other Jurisdiction        (Commission           (IRS Employer
     of Incorporation)              File Number)        Identification No.)



13-01 Pollitt Drive, Fair Lawn, NJ                            07410
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(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (201) 703-2299
        -----------------------------------------------------------------


        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On December 19, 2005, Vyteris Holdings (Nevada), Inc. (the "Company") entered into an employment agreement with Timothy McIntyre, pursuant to which, commencing on January 1, 2006, Mr. McIntyre will serve as the President and CEO of the Company. Mr. McIntyre's employment agreement is for a term of one year, with one year automatic renewals, subject to early termination by either the Company or Mr. McIntyre. Mr. McIntyre's salary for 2006 will be $350,000. Mr. McIntyre is eligible for a discretionary bonus, targeted at 50% of his base salary, based on milestone achievement. Mr. McIntyre is also entitled to a signing bonus of $150,000, payable in four equal installments on January 1 and July 1, 2006 and January 1 and July 1, 2007. Mr. McIntyre is entitled to 12 months severance if his employment is terminated by the Company without cause or by Mr. McIntyre with good reason, in each case as those terms are defined in his employment agreement. Mr. McIntyre is subject to a non-compete and non-solicitation agreement, contained in his employment agreement, running for a period of 12 months following the termination of his employment. Severance and certain portions of Mr. McIntyre's compensation have been guaranteed by Spencer Trask Specialty Group, the Company's largest stockholder, pursuant to a separate guarantee agreement between Spencer Trask Specialty Group and Mr. McIntyre.

        In connection with his employment agreement, Mr. McIntyre was granted options covering up to 1,750,000 shares of Company common stock, pursuant to the Company's 2005 Stock Option Plan (the "Plan"), with vesting upon the achievement of milestones. The Board of Directors of the Company has approved an increase in the size of the Plan of 2,000,000, in part to accommodate the grant to Mr. McIntyre.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        On December 20, 2005, the Company announced that its Board of Directors has named Timothy J. McIntyre as the Company's new Chief Executive Officer and President, effective January 1, 2006, and member of the Board, effective December 14, 2005. Mr. McIntyre succeeds Vincent De Caprio, Ph.D. who will step down as Chief Executive Officer and as a Board member, effective December 31, 2005. Following his resignation, Dr. De Caprio will serve the Company during a transition period.

        In addition, effective December 14, 2005, Solomon Steiner, Ph.D. resigned from the Board of Directors for personal reasons. Dr. Steiner has served on the Board since December 2002 and will continue to advise the Company as a member of the Company's Scientific Advisory Board.

        Dr. Steiner served on the following committees of the Board: Audit and Compensation.

        Dr. DeCaprio did not serve on any Board committees.

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        Neither Dr. Steiner nor Dr. DeCaprio has indicated that his resignation from the Board is as the result of any disagreement with the Company.

        A copy of the Company's press release, dated December 20, 2005, is attached hereto as Exhibit 99.1.

ITEM 8.01       OTHER EVENTS.

        On December 8, 2005, the Company adopted a 2005 Outside Director Stock Incentive Plan with respect to the grant of Company stock options to outside directors, with a maximum of 500,000 shares of Company common stock subject to that plan.

ITEM 9          FINANCIAL STATEMENTS AND EXHIBITS

        The following Exhibit is attached to this Current Report:

        99.1    Press Release, dated December 20, 2005

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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 VYTERIS HOLDINGS (NEVADA), INC.

Dated: December 20, 2005         By: /s/ Michael McGuinness
                                     ----------------------
                                     Michael McGuinness
                                     Vice President and Chief Financial Officer,
                                     Assistant Secretary and Treasurer